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               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 19, 1994 appearing on page 57 of The Chase Manhattan Corporation 1993 Annual Report to Stockholders which is incorporated by reference in The Chase Manhattan Corporation Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


New York, New York
November 23, 1994
















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